Amendment
to the
SUB-ADMINISTRATION AGREEMENT
Dated October 1, 2010
between
Manifold Fund Advisors, LLC (formerly RiskX Investments, LLC)
and
UMB Fund Services, Inc.

Effective June 1, 2017, RiskX Investments, LLC, the Adviser to the American Independence Funds, will be known as Manifold Fund Advisors, LLC.

Additionally, Schedule A of the Sub-Administration Agreement is amended as attached.

The undersigned hereby execute this Amendment to the Sub-Administration Agreement dated October 1, 2010 and executed between Manifold Fund Advisors, LLC and UMB Fund Services, Inc., to be effective as of June 1, 2017.

UMB Fund Services, Inc.

By: [signature]

Name: TERRANCE GALLAGHER

Title: EVP

Manifold Fund Advisors, LLC

By: [signature]

Name: Robert Rokose

Title: Head of Fund Services

Fourth Amended and Restated
Schedule A
to the
SUB-ADMINISTRATION AGREEMENT
Dated October 1, 2010
between
Manifold Fund Advisors, LLC (formerly, RiskX Investments, LLC)
and
UMB Fund Services, Inc.

Name of Funds

American Independence Carret Core Plus Fund (I, A share classes)
AI Large Cap Growth Fund (I, A, C share classes)
AI International Fund (I, A share classes)
American Independence Kansas Tax-Exempt Bond Fund (I, A, C share classes)
American Independence U.S. Inflation-Protected Fund (I, A, C, Premier share classes)
American Independence JAForlines Global Tactical Allocation Fund (I, A, C share classes)
American Independence Hillcrest Small Cap Value Fund (I, A, C share classes)

Amended: June 1, 2017